EXHIBIT 10.2

EXECUTION COPY

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”) is entered into as of the 15th day of May, 2019 by and among Ronald R. Smith, individually (“Mr. Smith”), GEE Group Inc. (“Buyer”), and Ronald R. Smith, in his capacity as the Stockholders’ Representative (the “Stockholders’ Representative”), as that role is defined in the Agreement and Plan of Merger entered into as of March 31, 2017 by and among Buyer, SNI Holdco Inc., Mr. Smith, the Stockholders’ Representative, and certain other stockholders of SNI Holdco Inc. (the “Merger Agreement”). Buyer and Mr. Smith, both in his individual capacity and in his capacity as Stockholders’ Representative, are referred to herein collectively as the “Parties.” All capitalized terms used in this Agreement without definition are used herein as defined in the Merger Agreement.

WHEREAS, Buyer has requested Mr. Smith to make an additional investment in Buyer, and Mr. Smith has agreed to make that investment contingent on satisfaction of the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. MGG Amendment to Credit Facility. Contemporaneous with the investment by Mr. Smith contemplated in Section 4 below, Buyer will execute an amendment to its senior secured credit facility with its senior secured lender MGG Capital (the “Lender”) pursuant to which the Lender agrees to modify its loan agreements with Buyer to: (i) waive all non-payment covenant defaults that have occurred before or during the fiscal quarter ended March 31, 2019; (ii) lower scheduled quarterly principal payments due from Buyer to Lender for each of the quarters ending June 30, September 30, and December 31, 2019 and March 31, 2020; and (iii) adjust in a way accommodating to Buyer the affirmative and negative compliance covenants to which Buyer is subject in its agreements with Lender for each of the quarters ending June 30, September 30, and December 31, 2019 and March 31, 2020. Buyer agrees to provide Mr. Smith with a final version of the amendment to the credit agreement with MGG prior to the investment contemplated in Section 4 below, and Mr. Smith will only be obligated to make such investment if the agreement between MGG and Buyer is substantively consistent with the description in this Section 1.

2. Co-Investors. Prior to the investment by Mr. Smith contemplated in Section 4 below, Mr. Smith will be provided with written confirmation that other individuals or entities affiliated with the Directors of Buyer and/or members of Buyer’s senior management team have themselves invested in the Buyer in an aggregate amount at least equal to the amount to be invested by Mr Smith.

3. Full and Unconditional Release. Contemporaneous with the investment by Mr. Smith contemplated in Section 4 below, the Parties shall execute and exchange the Full and Unconditional Mutual Release attached hereto as Exhibit A. Execution and delivery of that Full and Unconditional Mutual Release must, at the time of its delivery to the Stockholders’ Representative, have been authorized by the Board of Directors of Buyer. In addition to delivery of the Full and Unconditional Mutual Release, Buyer acknowledges its obligation to pay to the SNIH Stockholders in the manner provided in the Merger Agreement, the $879,995.70 owed pursuant to the working capital determination of the Auditor. Buyer agrees that such amount will be paid on the earlier to occur of: (i) a refinancing or complete payoff of the senior secured debt held by MGG, or (ii) August 31, 2019. If MGG has not been paid off or its debt refinanced by July 31, 2019, Buyer shall pay $100,000 of the working capital amount owed on August 31, 2019 and on the last day of each month thereafter, with the full amount of the remaining unpaid balance paid March 31, 2020. The working capital payment obligation set forth above shall not be voided or diminished in any way by delivery of the Full and Unconditional Mutual Release.

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4. Security Terms. On or before May 15, 2019, but no earlier than the time by which the items to occur contemporaneously as noted above have been completed, Mr. Smith shall, by wire transfer of immediately available funds, invest one million dollars ($1,000,000) in an 8% Convertible Subordinated Note issued by GEE in a form attached hereto as Exhibit B (the “Note”). The Note shall contain identical terms, other than amount, to the notes issued by GEE to the other investors set forth on the list referenced in Section 2 above, and the Note shall grant to Mr. Smith the right at any time to transfer all or any portion of the Note to one or more SNIH Stockholders that represents to Buyer he, she, or it is an Accredited Investor. To avoid any uncertainty, Mr. Smith shall not be obligated to invest in the Note unless, prior to or contemporaneous with his investment, he has received: (i) the agreement referenced in Section 1 above; (ii) the written confirmation referenced in Section 2 above; (iii) the Full and Unconditional Release referenced in Section 3 above; and (iv) the form of notes to be delivered to Buyer by each of the co-investors set forth on the list referenced in Section 2 above.

5. No Admissions. Nothing in this Agreement shall be construed as an admission or concession of liability whatsoever by any Party regarding any dispute between the Parties.

6. Legal Capacity. Each Party represents that it, he, or she has the full power, right and legal capacity to enter into this Agreement, and to perform, observe and comply with all of such agreements and obligations hereunder.

7. Non-Assignment. Each Party represents that it has not sold, assigned, or transferred any of the rights or interests that it conveys or releases under this Agreement.

8. No Presumption Against Drafter. It is the intention of the Parties that this Agreement shall be considered to have been drafted mutually by all Parties. Each of the Parties has cooperated in the drafting and preparation of this Agreement. Accordingly, this Agreement shall not be construed against any of the Parties on the basis that such one of the Parties was the draftsperson.

9. Legal Counsel, Accountants and Other Advisors. The Parties acknowledge that they have been represented by such counsel, accountants, and other advisors of their own choice in this matter and have consulted with, and relied upon the advice of, such professionals prior to executing this Agreement. The Parties further acknowledge that they and their professionals have had sufficient access to information and documents they have deemed relevant.

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10. Construction of Provisions. The following rules of construction shall apply to this Agreement and all documents supplemental hereto unless the context clearly requires otherwise:

a. All references herein to numbered sections are references to the sections hereof.

b. The terms “include,” “including,” and similar terms shall be construed as if followed by the phrase “without being limited to.”

c. Words of masculine, feminine, or neutral gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural and vice versa.

d. The terms “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision or section of this Agreement.

11. Headings. The descriptive headings contained in this Agreement are for convenience of reference only, and shall not affect in any way the meaning or interpretation of this Agreement.

12. Entire Agreement. This Agreement embodies the entire agreement of the Parties as to the matters at issue in this Agreement.

13. No Oral Modification. This Agreement may not be amended, modified, changed, waived or discharged, in whole or in part, except by written instrument signed and duly acknowledged by the Party to be charged.

14. Severability. In the event that any provision of this Agreement shall be deemed by any tribunal of competent jurisdiction to be unenforceable, it shall be modified as necessary to render it enforceable to the maximum extent permissible, and shall be enforced accordingly. In the event that, notwithstanding the foregoing, a tribunal of competent jurisdiction shall refuse to enforce any of the provisions contained in this Agreement, the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision, and there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.

16. Jurisdiction and Venue. The Parties agree that the courts of the State of Florida and the federal courts of the United States located in the State of Florida shall have non- exclusive jurisdiction over any dispute, claim or controversy which may arise involving this Agreement or its subject matter. The Parties waive any defense of lack of personal jurisdiction that any of them may have otherwise had to an action brought in Florida. The Parties agree that exclusive venue shall lie solely in the appropriate federal or state court located in Duval County, Florida; provided that this provision shall not prohibit a Party from commencing an action in any court with appropriate jurisdiction for the purpose of enforcing this choice of venue provision, and bringing such an action shall not serve to waive such Party’s rights under the choice of venue provision. The Parties irrevocably submit and consent to the above jurisdiction and chosen venue and except as provided herein waive any right they may have to bring or maintain an action in any other jurisdiction or venue or seek any change of jurisdiction or venue or that such venue is inconvenient.

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17. Recitals. The recitals are incorporated into the body of this Agreement as fully as if set forth at length herein.

18. Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. A signature of a Party to this Agreement sent by facsimile, e-mail or other electronic transmission shall be deemed to constitute an original and fully effective signature of such Party.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

Ronald R. Smith, individually

STOCKHOLDERS’ REPRESENTATIVE

By:
Ronald R. Smith, as Stockholder’s Representative

GEE GROUP INC.

By:
Name:
Title:

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EXHIBIT A

FULL AND UNCONDITIONAL MUTUAL RELEASE

In exchange for an investment made by Ronald R. Smith in a security issued by GEE Group Inc. (“GEE”), and in exchange for a commitment on the timing of payments to be made to the former stockholders of SNI Holdco Inc., a Delaware corporation (“SNI Holdco”), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GEE, for itself and on behalf of GEE Group Portfolio Inc. (“Merger Subsidiary”), or any entity owned, controlled, or under common control with GEE or Merger Subsidiary, or any person or entity making claims by or on behalf of any of the foregoing (collectively, the “GEE Persons”), and Ronald R. Smith, individually (“Mr. Smith”) and in his capacity as the Stockholders’ Representative, as that role is defined in the Agreement and Plan of Merger entered into as of March 31, 2017 by and among GEE, SNI Holdco, Mr. Smith, the Stockholders’ Representative, and certain other stockholders of SNI Holdco Inc. (the “Merger Agreement”) (collectively, Smith and the Stockholders’ Representative are the “SNI Holdco Parties”). All capitalized terms used in this Full and Unconditional Mutual Release without definition are used herein as defined in the Merger Agreement.

The GEE Persons hereby completely release, acquit and forever discharge: (i) SNI Holdco; (ii) each and every one of the stockholders, officers, and directors of SNI Holdco as of March 31, 2017 and as of the date of the merger pursuant to which SNI Holdco merged with and into Merger Subsidiary; (iii) Mr. Ronald R. Smith in his individual capacity and in his capacity as the Stockholders’ Representative of such stockholders; and (iv) any and all successors, assigns, agents, representatives, heirs, personal representatives, and advisors of those mentioned in clauses (i) through (iii) (all those noted in clauses (i) through (iv) are collectively referred to herein as the “SNI Persons”) from any and all claims, whether known or unknown, suspected or unsuspected, now existing or hereafter arising, that the GEE Persons or any of them now hold or own, or have at any time before this date held or owned, against the SNI Persons, including, but not limited to, claims based on, or relating to, or arising under the Merger Agreement, including any indemnification, fraud, misrepresentation, working capital, or other claim arising under the Merger Agreement, or any claim under any theory of tort, breach of contract, or any other common law or statutory cause of action, or any violation of statutory or regulatory obligations, it being GEE’s intent for the GEE Persons to surrender completely any and all rights to bring any claim(s) against any and all of the SNI Persons for any action or inaction occurring before, on, or after the date GEE signs this Release.

GEE further agrees that it has delivered this Release as a complete compromise and in full satisfaction of all matters involving disputed issues of law and fact. GEE stipulates that this Release is entered into in good faith as a compromise of all disputed claims between the GEE Persons and the SNI Persons, and neither the consideration provided for in this Release, nor anything else contained in this Release, may be construed as an admission of liability on the part of the SNI Persons, with any such liability being expressly denied by the SNI Persons.

The SNI Holdco Parties hereby completely release, acquit and forever discharge the GEE Persons and any and all of their officers, directors, successors, assigns, agents, representatives, heirs, personal representatives and advisors (the “GEE Released Persons”) from any and all claims, whether known or unknown, suspected or unsuspected, now existing or hereafter arising, that the SNI Holdco Parties or any of them now hold or own, or have at any time before this date held or owned, against the GEE Released Persons, including, but not limited to, claims based on, or relating to, or arising under the Merger Agreement, including any indemnification, fraud, misrepresentation, working capital, or other claim arising under the Agreement, or any claim under any theory of tort, breach of contract, or any other common law or statutory cause of action, or any violation of statutory or regulatory obligations, it being the SNI Holdco Parties’ intent for the SNI Holdco Parties to surrender completely any and all rights to bring any claim(s) against any and all of the GEE Released Persons for any action or inaction occurring before, on, or after the date of this Release.

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The SNI Holdco Parties further agree that it has delivered this Release as a complete compromise and in full satisfaction of all matters involving disputed issues of law and fact. The SNI Holdco Parties stipulate that this Release is entered into in good faith as a compromise of all disputed claims between the SNI Holdco Parties and the GEE Released Persons, and neither the consideration provided for in this Release, nor anything else contained in this Release, may be construed as an admission of liability on the part of the GEE Released Persons, with any such liability being expressly denied by the GEE Released Persons.

The parties hereto acknowledge and agree that the release and discharge set forth in this Release is a general release. The parties hereto knowingly waive, and assume the risk of, any and all claims of any nature whatsoever, that exist as of this date but of which a party does not know or suspect to exist, including, without limitation, claims that, if known, would have materially affected its decision to enter into this Release. The parties confirm that they understand that facts relating to the claims may turn out to be other than or different from the facts now known or believed by such party to be true; and each party hereto knowingly assumes that risk and acknowledges and agrees that this Release shall remain in effect and shall not be subject to termination or revocation by reason of any such different facts.

Notwithstanding anything to the contrary set forth above, no portion of this Full and Unconditional Mutual Release shall release any SNI Released Person or any GEE Released Person from any payment obligation, liability, responsibility, or covenant explicitly set forth in that certain Settlement Agreement, dated May 15, 2019, and pursuant to which this Release is delivered.

GEE GROUP INC.

By:
Name:
Title:

RONALD R. SMITH	STOCKHOLDERS’ REPRESENTATIVE

___________________________	By:
Ronald R. Smith, individually	Ronald R. Smith, as Stockholder’s Representative

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EXHIBIT B

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OD THE UNITED STATES OR ANY OTHER JURISDICTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

Original Issue Date: May 15, 2019

$1,000,000

8% CONVERTIBLE SUBORDINATED NOTE

DUE October 3, 2021

THIS CONVERTIBLE SUBORDINATED NOTE is one of a series of duly authorized and validly issued 8% Convertible Subordinated Notes of GEE Group, Inc., an Illinois corporation, with headquarters at 7751 Belfort Parkway, Suite 150, Jacksonville, Florida 32256 (the “Company”), designated as its 8% Convertible Subordinated Note, due on October 3, 2021 (this note, the “Note” and, collectively with the other such series of notes, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to Ronald Smith or his registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $1,000,000 (ONE MILLION DOLLARS) by October 3, 2021, or such earlier date as this Note is required or permitted to be repaid as provided hereunder (the “Maturity Date”), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

“8% Convertible Notes” or “Notes” means the 8% Convertible Subordinated Notes issued by the Company on the date hereof, including this Note.

“Alternate Consideration” shall have the meaning set forth in Section 5(b).

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“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control” shall mean any of the following: (A) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions or (B) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any person or entity together with their affiliates, becomes the beneficial owner, directly or indirectly, of more than 50% of the Common Stock of the Company.

“Common Stock” means the common stock, without par value per share, of the Company and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means, collectively, the shares of Series C Preferred Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 5(b).

“Holder” shall have the meaning set forth in the second paragraph of this Note.

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“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Maturity Date” shall have the meaning set forth in the second paragraph of this Note. “New York Courts” shall have the meaning set forth in Section 9(e).

“Note” or “Notes” shall have the meaning set forth in the first paragraph of this Note. “Note Register” shall have the meaning set forth in Section 2(b).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Conversion Price” shall mean $1.00 per share of Series C Preferred Stock. .

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series C Preferred Stock” means the Series C 8% Cumulative Convertible Preferred Stock, without par value per share, of the Company and stock of any other class of securities into which such securities may hereafter be reclassified or changed into

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Subordination Agreement” means the Subordination and Intercreditor Agreement entered into as of May 15, 2019, by and among MGG Investment Group LP, as administrative agent and collateral agent for the Senior Lenders referred to therein, the Holder, the Company, each subsidiary of the Company listed as a “Borrower” on the signature pages thereto and each subsidiary of the Company listed as a “Guarantor” on the signature pages thereto.

“Subscription Agreement” means the Subscription Agreement dated as of May___, 2019 by and between the Company and the Holder.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this Note and the Subscription Agreement.

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Section 2. Interest.

a) Payment of Interest. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 8% per annum. Interest shall be paid quarterly in arrears on June 30, September 30, December 31 and March 31, beginning on June 30, 2019, on each Conversion Date (as to that principal amount then being converted), and on the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (each such date, an “Interest Payment Date”). Interest shall be paid on each Interest Payment Date in shares of Series C Preferred Stock of the Company, which Series C Preferred Stock shall be valued at the Conversion Price per share then in effect.

b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest shall cease to accrue with respect to any principal amount converted, provided that the Company actually delivers the Conversion Shares within the time period as set forth in Section 4(c)(ii). Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

c) Prepayment. The Company may, at its option, prepay any portion of the principal amount of this Note without the prior written consent of the Holder; provided, however, that any prepayments of the 8% Convertible Notes shall be made on a pro rata basis to all holders of 8% Convertible Notes based on the aggregate principal amount of 8% Convertible Notes held by such holders.

d) Mandatory Repayment The principal amount of this Note together with accrued and unpaid interest thereon shall be immediately due and payable by the Company upon the consummation by the Company of any Change of Control.

Section 3. Registration of Transfers and Exchanges.

a) Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Subscription Agreement and may be transferred or exchanged only in compliance with the Subscription Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. The Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue.

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Section 4. Conversion.

a) Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note and any accrued and unpaid interest shall be convertible, in whole or in part, into shares of Series C Preferred Stock at the option of the Holder, at any time and from time to time. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (a “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b) Conversion Price. The “Conversion Price” shall be an amount equal to the Original Conversion Price, subject to adjustment as provided in Section 5.

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of shares of Series C Preferred Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount and any accrued and unpaid interest of this Note to be converted by (y) the Conversion Price then in effect.

ii. Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares representing the number of shares of Series C Preferred Stock being acquired upon the conversion of this Note.

iii. Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return the Series C Preferred Stock certificates representing the principal amount of this Note tendered for conversion to the Company, if any such certificates have been delivered to the Holder.

iv. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Series C Preferred Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Series C Preferred Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5 and Section 5.1) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Series C Preferred Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable

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v. Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Series C Preferred Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Series C Preferred Stock Conversion Price at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one (1) whole share of Series C Preferred Stock.

vi. Transfer Taxes. The issuance of certificates for shares of the Series C Preferred Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5. Certain Adjustments.

a) Stock Dividends, Stock Combinations and Stock Splits. If the Company, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Series C Preferred Stock on shares of Series C Preferred Stock; (B) subdivides outstanding shares of Series C Preferred Stock into a larger number of shares; or (C) combines (including by way of a reverse stock split) outstanding shares of Series C Preferred Stock into a smaller number of shares; then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Series C Preferred Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Series C Preferred Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Fundamental Transaction. If, at any time while this Note is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person other than to change the state of incorporation of the Company and other than merger or consolidation that results in a Change of Control of the Company, (B) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Series C Preferred Stock are permitted to tender or exchange their shares for other securities, cash or property other than a tender offer or exchange offer that results in a Change of Control of the Company, or (C) the Company effects any reclassification of the Series C Preferred Stock (other than a change in par value or from par value to without par value or from without par value to par value or as a result of a subdivision, split-up or combination of shares) or any compulsory share exchange pursuant to which the Series C Preferred Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one (1) share of Series C Preferred Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Series C Preferred Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Series C Preferred Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new note consistent with this Note and evidencing the Holder’s right to convert such note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include, without limitation, terms requiring any such successor or surviving entity to comply with the provisions of this Section 5 and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to the transactions set forth in this Section 5.

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Section 5.1

a) Calculations. All calculations under Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

b) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of Section 5, the Company shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. Subject to the requirements of applicable law, including, but not limited to, Regulation FD, if (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Series C Preferred Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Series C Preferred Stock, (C) the Company shall authorize the granting to all holders of the Series C Preferred Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Series C Preferred Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Series C Preferred Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Series C Preferred Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Series C Preferred Stock of record shall be entitled to exchange their shares of Series C Preferred Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Note during the 10- day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 6. Redemption.

a) Redemption. The Company shall have the right at any time to redeem in cash all or any portion of this Note for an amount equal to 100% of the then outstanding principal amount of this Note being redeemed, plus accrued and unpaid interest thereon. Any election by the Company to redeem this Note shall be submitted in writing to the Holder not less than 10 calendar days prior to the date selected for such redemption. Any call for redemption of any portion of this Note by the Company pursuant to this Section 6(a) shall be made on a pro rata basis with the other outstanding 8% Convertible Notes. Even after receipt of any call for redemption, Holder may elect to convert the outstanding principal amount of the Note pursuant to Section 4 by the delivery of a Notice of Conversion to the Company at any time prior to 10 calendar days prior to receipt of any call for redemption under this Section 6.

Section 7. Subordination.

The Company and the Holder each acknowledge and agree that all obligations under this Note are subject to the terms of the Subordination Agreement.

Section 8. Events of Default.

a) Definition of Event of Default “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

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i. any default in the payment of (A) the principal amount of any Note or (B) interest and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within five (5) Trading Days;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Notes which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder to the Company and (B) ten (10) Trading Days after the Company has become aware of such failure;

iii. the Company shall be subject to a Bankruptcy Event;

iv. any monetary judgment, writ or similar final process shall be entered against the Company, any subsidiary or any of its or their respective property or other assets for more than $250,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the election of holder(s) of a majority of the then outstanding principal amount of the 8% Convertible Notes, immediately due and payable in cash; provided however, that notwithstanding the foregoing, the 8% Convertible Notes shall become immediately due and payable in cash without the need for any action on the part of the holder(s) thereof upon the occurrence of any Bankruptcy Event with respect to the Company. Commencing on the date of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the greater of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the outstanding principal amount of this Note, plus accrued but unpaid interest and other amounts owing in respect thereof through the date of acceleration, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holders need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the holders of a majority of the then outstanding principal amount of the 8% Convertible Notes at any time prior to payment hereunder and the Holder shall have all rights as a holder of this Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number 770-234-5730, Attn: Kim Thorpe, Chief Financial Officer, or such other facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 9. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

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b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates (as defined in Rule 12b-2 of the Exchange Act), directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. No provision of this Note may be amended or waived without the written consent of the Company and the holders of a majority of the outstanding principal amount of the 8% Convertible Notes and the Company; provided, however, that notwithstanding the foregoing, no amendment or waiver of any provision of this Note that would change the interest rate of this Note or extend the Maturity Date of this Note may be made without the prior written consent of the Holder of this Note. Any waiver by the Company or a holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

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*********************

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

GEE GROUP, INC.

________________________

By: Derek Dewan

Title: Chief Executive Officer

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 8% Convertible Subordinated Note of GEE Group, Inc., an Illinois corporation (the “Company”), due on October 3, 2021, into shares of Series C 8% Cumulative Convertible Preferred Stock, without par value per share (the “Series C Preferred Stock”), of the Company according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Series C Preferred Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Number of shares of Series C Preferred Stock to be issued:

Signature:

_____________________________

Name:

Address:

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